As of August 31, 1998



National Consumer Cooperative Bank
1401 Eye Street, N.W./Suite 700
Washington, D.C. 20005

Gentlemen:

     Reference is hereby made to:

     (a) Fleet Loan Agreement dated as of May 6, 1998 (the "Loan Agreement") by and between National Consumer Cooperative Bank (the "Borrower") and Fleet Bank, N.A (the "Bank") pursuant to which the Bank agreed to make available to the Borrower a line of credit in the aggregate principal amount of up to Fifty Million Dollars ($50,000,000), on the terms and conditions set forth therein; and

     (b) Fleet Note dated May 6, 1998 made by the Borrower payable to the order of the Bank in the original principal amount of Fifty Million Dollars ($50,000,000) (the "Note").

     The Borrower has requested, and the Bank has agreed, to extend the "Fleet Credit Termination Date" of the Line of Credit referred to in the Loan Agreement and the maturity date of the Note, all on the terms and conditions set forth herein.

     All capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Loan Agreement.

     NOW, THEREFORE, the parties hereto agree as follows:

     Article 1.  Amendment to Loan Agreement and Note.

     It is hereby agreed as follows:

     (a)  The definition of "Fleet Credit Termination Date" appearing in
Article 1 of the Loan Agreement is amended by deleting the date "August 31, 1998" and substituting therefor the date "November 30, 1998".

     (b) The Note is amended by deleting the date "August 31, 1998" appearing in the upper right hand corner thereof and on the last line of the first full paragraph therein and substituting in each such place the date "November 30, 1998".


     Article 2.  Representations and Warranties.

          Section 2.1    Article 3 of Loan Agreement; No Defaults.

               (a) Each and every one of the representations and warranties set forth in Article 3 of the Loan Agreement is true in all respects as of the date hereof, except for changes in the ordinary course of business, which, either singly or in the aggregate, are not materially adverse to the business or financial condition of the Borrower.

               (b) As of the date hereof, there exists no Event of Default under the Loan Agreement, and no event which, with the giving of notice or lapse of time or both, would constitute such an Event of Default.

          Section 2.2    Power, Authority, Consents.

               The Borrower has the power to execute, deliver and perform this Agreement. The Borrower has the power to borrow hereunder and has taken all necessary action to authorize the borrowing hereunder on the terms and conditions of this Agreement. The Borrower has taken all necessary action, corporate or otherwise, to authorize the execution, delivery and performance of this Agreement. No consent or approval of any Person (including, without limitation, any stockholder of the Borrower), no consent or approval of any landlord or mortgagee, no waiver of any Lien or right of distraint or other similar right and no consent, license, approval, authorization or declaration of any governmental authority, bureau or agency, is or will be required in connection with the execution, delivery or performance by the Borrower, or the validity or enforcement of this Agreement.

          Section 2.3    No Violation of Law or Agreements.

               The execution and delivery by the Borrower of this Agreement and performance by it hereunder, will not violate any provision of law and will not conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree, or other similar document or instrument of any court or governmental authority, bureau or agency, domestic or foreign, or any charter or by-laws of the Borrower or create (with or without the giving of notice or lapse of time, or both) a default under or breach of any agreement, bond, note or indenture to which the Borrower is a party, or by which the Borrower is bound or any of its properties or assets is affected, or result in the imposition of any Lien of any nature whatsoever upon any of the properties or assets owned by or used in connection with the business of the Borrower.

          Section 2.4    Due Execution, Validity, Enforceability.

               This Agreement has been duly executed and delivered by the Borrower and constitutes the valid and legally binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors' rights generally and except that the remedy of specific performance and other equitable remedies are subject to judicial discretion.

     Article 3.  Miscellaneous

          3.1 Except as specifically amended herein, the Loan Agreement and the Note shall remain in full force and effect in accordance with their respective terms.

          3.2 This Agreement shall be governed and construed in accordance with the internal laws of the State of New York.

          3.3 This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                   FLEET BANK, N.A.


                                   By:____________________________
                                                           Title


Accepted and Agreed to:

NATIONAL CONSUMER COOPERATIVE BANK,
D/B/A/ NATIONAL COOPERATIVE BANK


By:__________________________________________
                                  Title